UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 23, 2011
(Date of earliest event reported)	June 22, 2011

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 22, 2011, we mailed a letter to all ONEOK, Inc. shareholders, informing them of recent legislation passed by the Oklahoma legislature requiring all large, publicly traded companies that are incorporated in Oklahoma to have classified, or staggered, boards of directors.  This legislation affects ONEOK, Inc., which is incorporated in the state of Oklahoma.  A copy of the letter is included as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Oklahoma legislature has passed legislation requiring all large, publicly traded companies that are incorporated in Oklahoma to have classified, or staggered, boards of directors.  This legislation affects ONEOK, Inc., which is incorporated in the state of Oklahoma. As a result, the directors of ONEOK, Inc. have been classified automatically by the statute into three classes with staggered terms of office, rather than all of the directors being part of a single class, and elected annually, as mandated by our certificate of incorporation. A corporation may opt out of the requirements of the statute only after January 1, 2015, by a vote of a majority of its outstanding shares.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Letter to ONEOK, Inc. Shareholders dated June 22, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	June 23, 2011	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Senior Vice President, Chief Financial Officer and Treasurer

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